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                                                                    July 8, 2002



                      MACKENZIE INVESTMENT MANAGEMENT INC.



                             P R E S S  R E L E A S E



         Mackenzie Investment Management Inc. (TSE - MCI) has declared a dividend of U.S.$0.01 per share to shareholders of record on July 18, 2002, with payment to be made on July 26, 2002.



Contact:

Beverly J. Yanowitch
561.393.8900